SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2003

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6611 Tributary Street Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 4.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events.

          On December 11, 2003, Guilford Pharmaceuticals Inc. issued 4,807,326 shares of the Company’s common stock to selected institutional and accredited investors for gross proceeds of approximately $27.4 million. The purchase price per share was $5.67. The Company also issued 7-year warrants to the investors to purchase 961,465 shares of common stock at an exercise price of $7.55 per share. The securities were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended. Further information is contained in our press release of December 10, 2003 announcing the offering of the securities as well as the Securities Purchase Agreement and Registration Rights Agreement, which are filed as exhibits to this current report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

The following are filed as exhibits to this current report on Form 8-K:

	99.1	Press Release dated December 10, 2003 (filed pursuant to Rule 135c)
	99.2	Securities Purchase Agreement dated December 9, 2003 by and among Guilford Pharmaceuticals Inc. and the investors listed in the Schedule of Buyers thereto.
	99.3	Registration Rights Agreement dated December 9, 2003 by and among the investors listed in the Schedule of Buyers thereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals

Date: December 11, 2003	By:	/s/ Andrew R. Jordan
Andrew R. Jordan Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number

99.1	Press Release dated December 10, 2003

99.2	Securities Purchase Agreement dated December 9, 2003 by and among Guilford Pharmaceuticals Inc. and the investors listed on the Schedule of Buyers thereto

99.3	Registration Rights Agreement dated December 9, 2003 by and among the investors listed in the Schedule of Buyers attached thereto.